Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT

                                                            Jurisdiction
                                                                Of
Name                                                        Incorporation



General Physics Corporation                                  Delaware

MXL Industries, Inc.                                         Delaware

Hydro Med Sciences, Inc.                                     Delaware

SGLG, Inc.*                                                  Delaware




























*Less than 100% owned by the Registrant